UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive Suite 200, San Diego, CA 92130

(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RTRX	The Nasdaq Global Market

ITEM 8.01	OTHER EVENTS

On August 22, 2019, Retrophin, Inc. announced that the Phase 3 FORT Study evaluating the safety and efficacy of fosmetpantotenate compared to placebo in patients with pantothenate kinase-associated neurodegeneration (PKAN) did not meet its primary endpoint and did not demonstrate a difference between treatment groups. The study also did not meet its secondary endpoint. Fosmetpantotenate was observed to be generally safe and well-tolerated in the study.

The FORT Study was an international, randomized, double-blind, placebo-controlled, Phase 3 clinical trial assessing the safety and efficacy of fosmetpantotenate in 84 patients with PKAN. Patients received either three times-daily dosing of fosmetpantotenate or placebo using a 1:1 randomization over 24 weeks. The primary endpoint in the study was the change from baseline in the PKAN-ADL scale through 24 weeks of treatment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: August 22, 2019	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary